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Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

2.800% Notes due 2020	$300,000,000	99.936%	$299,808,000	$37,327

3.375% Notes due 2023	$450,000,000	99.932%	$449,694,000	$55,987

3.800% Notes due 2028	$750,000,000	100.000%	$750,000,000	$93,375

Total				$186,689

(1)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(B)(2)
Registration number 333-223907

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2018)

ABB FINANCE (USA) INC.

$300,000,000 2.800% Notes due 2020
$450,000,000 3.375% Notes due 2023
$750,000,000 3.800% Notes due 2028

Guaranteed as to the Payment of Principal, Premium, if any, and Interest by

ABB Ltd

         ABB Finance (USA) Inc. ("ABB Finance") is offering three new series of notes consisting of $300,000,000 aggregate principal amount of 2.800% notes due 2020 (the "2020 notes"), $450,000,000 aggregate principal amount of 3.375% notes due 2023 (the "2023 notes") and $750,000,000 aggregate principal amount of 3.800% notes due 2028 (the "2028 notes" and, together with the 2020 notes and the 2023 notes, the "notes"). ABB Finance will pay interest on each series of notes on April 3 and October 3 of each year, beginning on October 3, 2018. The 2020 notes will mature on April 3, 2020, the 2023 notes will mature on April 3, 2023 and the 2028 notes will mature on April 3, 2028, in each case unless redeemed by ABB Finance as described below. Payment of principal, premium, if any, and interest in respect of the notes will be fully and unconditionally guaranteed by ABB Ltd.

         ABB Finance may redeem the notes of the applicable series at any time prior to April 3, 2020 (their maturity date), in the case of the 2020 notes, March 3, 2023 (one month prior to their maturity date), in the case of the 2023 notes and January 3, 2028 (three months prior to their maturity date), in the case of the 2028 notes, in whole or in part, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the Make Whole Amount described herein, plus, in each case, unpaid interest accrued to, but excluding, the redemption date. On or after March 3, 2023 (one month prior to their maturity date), in the case of the 2023 notes and January 3, 2028 (three months prior to their maturity date), in the case of the 2028 notes, ABB Finance may also redeem the notes of the applicable series, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued to, but excluding, the redemption date. In addition, ABB Finance may also redeem the notes of any series, in whole but not in part, at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued to, but excluding, the redemption date upon the occurrence of certain tax events described in this prospectus supplement.

         Investing in the notes involves risks. See "Risk Factors" beginning on page 3 of the accompanying prospectus and S-6 of this prospectus supplement, as well as "Item 3. Key Information—Risk Factors" in ABB Ltd's most recent Annual Report on Form 20-F, for a discussion of certain factors you should consider before making a decision to invest in the notes.

	Per 2020 Note	Total	Per 2023 Note	Total	Per 2028 Note	Total

Public offering price(1)	99.936%	$299,808,000	99.932%	$449,694,000	100.000%	$750,000,000

Underwriting discount	0.200%	$600,000	0.350%	$1,575,000	0.450%	$3,375,000

Proceeds, before expenses, to ABB Finance(1)	99.736%	$299,208,000	99.582%	$448,119,000	99.550%	$746,625,000

(1)
Plus interest accrued from and including April 3, 2018 if settlement occurs after that date.

         None of the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A. against payment in New York, New York, on or about April 3, 2018.

Joint Book-Running Managers

Citigroup	Credit Suisse	J.P. Morgan

Co-Managers

Barclays	HSBC	Morgan Stanley

The date of this prospectus supplement is March 26, 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where, or to whom, the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information in documents incorporated by reference, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed after those dates.

S-i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring to another document. Any document (or part of it) referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date that we file that document, as long as that document is filed prior to the termination of this offering. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information:

  •
  ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC on February 23, 2018, as amended by Amendment No. 1 on Form 20-F/A, as filed with the SEC on March 9, 2018;

  •
  ABB Ltd's Reports on Form 6-K, as filed with or furnished to the SEC on January 11, 2018, February 8, 2018, February 28, 2018 and March 9, 2018; and

  •
  All subsequent annual reports on Form 20-F that ABB Ltd files with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as any report on Form 6-K filed with or furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference in this prospectus supplement and the accompanying prospectus, in each case, prior to the termination of this offering.

        Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written request, a copy of any or all documents referred to above which have been incorporated by reference into this prospectus supplement and the accompanying prospectus.

        You may request a copy of these filings, excluding any exhibits thereto, at no cost, by writing or telephoning us at:

ABB Finance (USA) Inc.
305 Gregson Drive
Cary, North Carolina 27511
Telephone: (901) 252-5843

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Various statements in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are intended to constitute "forward looking statements" under the U.S. federal securities laws. Words such as "believes," "estimates," "anticipates," "expects," "intends," "may," "will," or "should" or, in each case, their negative, or other variations or comparable terminology, are used to identify these forward looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, may differ materially from those described in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, are consistent with the forward looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Information regarding important factors that could cause actual results to differ materially from those in our forward-looking statements is contained under "Forward Looking Statements" and "Item 3. Key Information—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement and the accompanying prospectus (and in any of our subsequent reports on Form 6-K that are so incorporated).

S-iii

SUMMARY

        This summary does not contain all of the information that is important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making a decision to invest in the notes.

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, (i) the term "ABB Finance" refers to ABB Finance (USA) Inc., a Delaware corporation, (ii) the terms "ABB Group," "ABB," "we", "our" and "us" refer to ABB Ltd and its consolidated subsidiaries, including ABB Finance, as well as to ABB Asea Brown Boveri Ltd and its subsidiaries prior to the establishment of ABB Ltd as the holding company for the entire ABB Group in 1999, and (iii) the term "ABB Ltd" refers to ABB Ltd, ABB Finance's indirect parent, and not to ABB Ltd's subsidiaries or other affiliates.

 ABB FINANCE

        ABB Finance, a Delaware corporation, is an indirect, wholly owned finance subsidiary of ABB Ltd. ABB Finance has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the notes being offered hereby and any other securities issued by it that are guaranteed by ABB Ltd. ABB Finance's principal corporate offices are located at 305 Gregson Drive, Cary, North Carolina 27511, and its telephone number is (901) 252-5843.

ABB LTD

        ABB Ltd is the parent company of the ABB Group, which is a pioneering technology leader in electrification products, robotics and motion, industrial automation and power grids serving customers in utilities, industry and transport & infrastructure globally. Continuing more than a 125-year history of innovation, ABB today is at the forefront of the industrial digitalization and driving the Energy and Fourth Industrial Revolutions. Our business is international in scope and we generate revenues in numerous currencies. We operate in approximately 100 countries across three regions: Europe, the Americas, and Asia, Middle East and Africa. We manage our business based on a divisional structure, comprised of four divisions: Electrification Products, Robotics and Motion, Industrial Automation and Power Grids.

        ABB Ltd's principal corporate offices are located at Affolternstrasse 44, CH-8050 Zurich, Switzerland, and its telephone number is +41-43-317-7111. ABB Ltd's principal website is located at www.abb.com. However, the information on ABB's website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The following summary contains basic information about the notes and is not intended to be complete. Please refer to "Description of Notes and Guarantee" beginning on page S-12 of this prospectus supplement and "Description of Debt Securities" beginning on page 6 of the accompanying prospectus for more information about the notes and the guarantee.

Issuer	ABB Finance (USA) Inc.
Guarantee	The notes will be fully and unconditionally guaranteed by ABB Ltd as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.
Notes	$300,000,000 aggregate principal amount of 2.800% notes due 2020, $450,000,000 aggregate principal amount of 3.375% notes due 2023 and $750,000,000 aggregate principal amount of 3.800% notes due 2028.
Maturity

The 2020 notes will mature on April 3, 2020, the 2023 notes will mature on April 3, 2023 and the 2028 notes will mature on April 3, 2028, in each case unless redeemed by ABB Finance prior to such date.

Interest Rate	The 2020 notes will bear interest at a rate of 2.800% per annum, the 2023 notes will bear interest at a rate of 3.375% per annum, and the 2028 notes will bear interest at a rate of 3.800% per annum.
Interest Payment Dates	Every April 3 and October 3, commencing on October 3, 2018.
Optional Redemption

ABB Finance has the option to redeem the notes of any series, in whole or in part, at any time for cash. See "Description of Notes and Guarantee—Optional Redemption" in this prospectus supplement. ABB Finance may redeem the notes of the applicable series, in whole or in part, at any time and from time to time prior to April 3, 2020 (their maturity date), in the case of the 2020 notes, March 3, 2023 (one month prior to their maturity date), in the case of the 2023 notes and January 3, 2028 (three months prior to their maturity date), in the case of the 2028 notes at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed discounted to the redemption date, together with, in each case, unpaid interest accrued to, but excluding, the date of redemption, as further described in "Description of Notes and Guarantee—Optional Redemption" in this prospectus supplement.

On or after March 3, 2023 (one month prior to their maturity date), in the case of the 2023 notes and January 3, 2028 (three months prior to their maturity date), in the case of the 2028 notes, ABB Finance may redeem such notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest accrued to, but excluding, the redemption date.

Additional Amounts

ABB Finance and ABB Ltd may be required to pay Additional Amounts (as described under "Description of Notes and Guarantee—Payment of Additional Amounts") in connection with certain required withholdings or deductions for taxes imposed by Switzerland, as further described in "Description of Notes and Guarantee—Payment of Additional Amounts" in this prospectus supplement.

Tax Redemption

If ABB Finance or ABB Ltd is required to pay additional amounts in respect of any taxes on the notes or the guarantee of the notes of any series, ABB Finance may redeem the notes of the applicable series prior to maturity, at its option, in whole but not in part, at a redemption price equal to 100% of their principal amount plus unpaid interest accrued thereon to, but excluding, the date of redemption, as further described in "Description of Notes and Guarantee—Tax Redemption" in this prospectus supplement.

U.S. Federal Income Tax Considerations

The notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. Subject to a statutorily defined de minimis exception, if the notes are issued with OID, a holder subject to U.S. federal income taxation would be required to include the OID in gross income as ordinary income for U.S. federal income tax purposes as the OID accrues on a constant yield basis, in advance of the receipt of cash payments that correspond to that income and regardless of whether such holder is a cash or accrual method taxpayer. See "Taxation—Material U.S. Federal Income Tax Considerations."

Ranking

The notes and the guarantee will constitute unsecured and unsubordinated indebtedness of ABB Finance and ABB Ltd, respectively, and will rank equally with all of their respective other unsecured and unsubordinated indebtedness from time to time outstanding. For a discussion of the effective ranking of the notes and the guarantee compared to secured indebtedness and indebtedness of subsidiaries other than ABB Finance, see "Risk Factors."

Book-Entry Issuance, Settlement and Clearance; Denominations

ABB Finance will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company ("DTC"). You will hold beneficial interests in your notes through DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking S.A. and DTC and its direct and indirect participants will record your beneficial interests on their books. For information on DTC's book-entry system, see "Clearance and Settlement" in this prospectus supplement and "Legal Ownership" in the accompanying prospectus.

Trustee and Principal Paying Agent	Deutsche Bank Trust Company Americas.
Timing and Delivery	We currently expect delivery of the notes to occur on or about April 3, 2018.
Risk Factors

You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference. In particular, see "Risk Factors" beginning on page 3 of the accompanying prospectus and S-6 of this prospectus supplement as well as "Item 3. Key Information—Risk Factors" in ABB Ltd's most recent Annual Report on Form 20-F for a discussion of certain factors you should consider before making a decision to invest in the notes.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the funding of a portion of the purchase price of our pending acquisition of General Electric Company's Industrial Solutions business, as described in ABB Ltd's most recent Annual Report on Form 20-F. We will use the net proceeds from the sale of the notes outside of Switzerland unless such use of such proceeds in Switzerland is permitted under the Swiss taxation laws in force from time to time without requiring payments in respect of the notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of the net proceeds in Switzerland.

Certain Covenants

We have agreed to observe certain covenants in the indenture, including a limitation on ABB Finance's and ABB Ltd's ability to merge, consolidate or transfer assets and to incur secured indebtedness, subject to important exceptions described in the accompanying prospectus under "Description of Debt Securities—Certain Covenants."

Defeasance

The notes of each series will be subject to the defeasance and covenant defeasance provisions in the indenture described in the accompanying prospectus under "Description of Debt Securities—Discharge, Defeasance, and Covenant Defeasance."

Further Issues

We may, without notice to, or the consent of, the holders of a series of notes, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the notes of such series other than the price to the public, the issue date and initial interest payment date, provided that any additional debt securities that have the same CUSIP, ISIN, or other identifying number of outstanding notes of the related series offered hereunder must be fungible with such outstanding notes for U.S. federal income tax purposes. Any such additional debt securities will be consolidated with the notes of the related series and constitute a single series of debt securities with such notes under the indenture. There is no limitation on the amount of notes or other debt securities that we may issue under the indenture.

Governing Law	State of New York.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors under "Item 3. Key Information—Risk Factors" in ABB Ltd's most recent Annual Report on Form 20-F, before making a decision to invest in the notes. These risks are not the only risks that ABB faces. Additional risks and uncertainties not currently known to ABB or that ABB currently deems to be immaterial may also materially and adversely affect ABB's business, financial condition, results of operations, liquidity and cash flows. Any of the following risks could materially and adversely affect ABB's business, financial condition, results of operations, liquidity or cash flows. In such case, you may lose all or part of your original investment in the notes.

Because ABB Ltd is a holding company and conducts substantially all of its operations through subsidiaries, your right to receive payments under the notes and the guarantee is structurally subordinated to the liabilities and any preferred equity of ABB Ltd's subsidiaries, other than ABB Finance.

        ABB Ltd is organized as a holding company and substantially all of its operations are carried out through subsidiaries. The ability of ABB Ltd to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments.

        The notes are obligations of ABB Finance and are guaranteed exclusively by ABB Ltd. The subsidiaries of ABB Ltd are separate and distinct legal entities and have no obligation to pay any amounts due on the guarantee or to provide ABB Ltd with funds for its payment obligations under the guarantee. ABB Ltd's right to receive any assets of any of its subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be structurally subordinated to the claims (including trade payables) of that subsidiary's creditors and any preferred equity holders. As of December 31, 2017, ABB Ltd.'s subsidiaries, other than ABB Finance, had $4.7 billion of third-party indebtedness. See "Capitalization."

        The indenture does not restrict the ability of ABB Ltd's subsidiaries to incur additional indebtedness or other liabilities or issue preferred equity, and those subsidiaries are likely to incur additional indebtedness in the future. Even if ABB Ltd were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries might be senior to its rights as a creditor.

Because the notes and the guarantee are unsecured, your right to receive payments will be junior to the rights of holders of secured indebtedness.

        The notes and the guarantee will be unsecured. In the event of bankruptcy, liquidation or reorganization of ABB Finance or ABB Ltd or if ABB Finance defaults on the notes or ABB Ltd defaults on the guarantee, then, to the extent that ABB Finance or ABB Ltd has granted security over its assets, those assets will be used to satisfy the obligations under the related secured debt before ABB Finance or ABB Ltd, as applicable, could use those assets to make payment on the notes or the guarantee, respectively. If there are not enough assets to satisfy the obligations under the secured debt, then, generally, the balance of the secured debt would share equally with all unsubordinated unsecured indebtedness of ABB Finance or ABB Ltd, as applicable, including under the notes or the guarantee, as the case may be.

Repayment of ABB Finance's indebtedness, including the notes, is dependent upon ABB Finance's obtaining funds from ABB Group members.

        ABB Finance acts as a financial intermediary for the ABB Group, and has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the notes being offered hereby and any other securities issued by it that are guaranteed by ABB Ltd. ABB Finance may be unable to obtain sufficient funds from other ABB Group members, such as through the collection of intercompany receivables, to permit ABB Finance to satisfy its obligations, including the notes. Even if ABB Group members are willing to make funds available to ABB Finance, their ability to do so would depend primarily upon their financial condition, liquidity, cash flows and results of operations. As such, prevailing economic conditions and financial, business and other factors, many of which are beyond the control of the ABB Group, will affect ABB Finance's ability to meet its obligations, including the notes. In the event that ABB Finance is unable to obtain sufficient funds from other ABB Group members, ABB Finance will be unable to satisfy its obligations, including the notes, which could lead to the acceleration of such obligations and the bankruptcy and liquidation of ABB Finance.

The indenture does not limit the amount of indebtedness that ABB Ltd and its subsidiaries (including ABB Finance) may incur.

        The indenture does not limit the amount of indebtedness that ABB Ltd and its subsidiaries (including ABB Finance) may incur. ABB Ltd and its subsidiaries (including ABB Finance) are also permitted to incur certain secured indebtedness that would be effectively senior to the guarantee or the notes. In addition, subsidiaries of ABB Ltd, including ABB Finance, are permitted to issue preferred equity, which together with all liabilities of those subsidiaries, would be senior to the common equity of those subsidiaries owned by ABB Ltd, as applicable, and, accordingly, would rank effectively senior to the notes or guarantee of the notes. The indenture does not contain any financial or other covenants that would afford the holders of the notes any protection in the event ABB Ltd or any of its subsidiaries (including ABB Finance) participates in a highly leveraged or similar transaction or experiences significant adverse changes in its or their financial condition, liquidity, cash flows or results of operations. In addition, the indenture does not contain any restrictive covenants prohibiting or otherwise limiting the ability of ABB Ltd or ABB Finance to repurchase common stock, pay dividends or make any payments on junior or other indebtedness.

There is no established trading market for the notes and one may not develop.

        Each series of notes is a new issue of securities for which there is currently no existing trading market. The notes of any series will not be listed on any securities exchange or any market. There can be no assurance that any trading market for the notes of any series will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any trading market for the notes of any series or as to your ability to sell your notes when desired or the prices at which you may be able to sell your notes. Future trading prices of the notes of any series will depend on many factors, including the level, direction and volatility of prevailing interest rates, the financial condition, liquidity, cash flows and results of operations of ABB Ltd, the then-current ratings assigned to the notes and the market for similar securities.

Changes in ABB Ltd's credit rating may adversely affect your investment in the notes.

        The credit ratings on the notes depend, in large part, on the existence of ABB Ltd's guarantee of the notes and its ability to fulfill its obligations thereunder. If ABB Ltd's ability, or perceived ability, to fulfill its obligations under the guarantee was threatened, an adverse action on the credit ratings on the notes would be expected. Actual or anticipated changes or downgrades in or withdrawals of ABB Ltd's credit ratings, including any announcement that ABB Ltd's ratings are under further review other than for possible positive actions, would likely adversely affect the market value of your notes. Also, ABB Ltd's credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The right to receive payments under the guarantee of ABB Ltd may be adversely affected by Swiss bankruptcy laws.

        ABB Ltd is incorporated under the laws of Switzerland. Accordingly, bankruptcy proceedings with respect to ABB Ltd are likely to proceed under, and to be governed primarily by, Swiss bankruptcy law. The procedural and substantive provisions of such bankruptcy laws are, in certain cases, more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors, including noteholders, only limited protection from the claims of secured creditors and it may not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the secured debt due to them under the terms pursuant to which such security was granted.

Redemption may adversely affect your return on the notes.

        ABB Finance has the option to redeem the notes of any series, in whole or in part, at any time for cash. See "Description of Notes and Guarantee—Optional Redemption" in this prospectus supplement. In addition, if ABB Finance or ABB Ltd is required to pay additional amounts in respect of any taxes on the notes or the guarantee of the notes of any series as described under "Description of Notes and Guarantee—Payment of Additional Amounts" in this prospectus supplement, ABB Finance may redeem the notes of the applicable series prior to maturity, at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount plus unpaid interest accrued thereon to, but excluding, the date of redemption. Under any such circumstances, ABB Finance may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at effective interest rates as high as those of such notes.

Enforcement claims or court judgments against ABB Ltd must be converted into Swiss francs.

        Enforcement claims or court judgments against ABB Ltd under Swiss debt collection or bankruptcy proceedings may be made only in Swiss francs and any foreign currency amounts must accordingly be converted into Swiss francs. With respect to enforcing creditors, any such foreign currency amounts will be converted at the exchange rate prevailing on (i) the date of instituting the enforcement proceedings (Betreibungsbegehren), (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren) or (iii) the date on which any amounts claimed first became due and payable (Verfallzeit), whichever date is more favorable for the creditors. With respect to non-enforcing creditors, foreign currency amounts will be converted at the exchange rate prevailing at the time of the adjudication of bankruptcy (Konkurseröffnung).

General market conditions and other factors could adversely affect market prices for the notes.

        Market prices for the notes can be expected to vary with changes in market and economic conditions, including prevailing interest rates and the market for similar securities, our financial condition, results of operations, liquidity, cash flows and prospects and other factors that generally influence the market prices of securities. As a result, each series of notes could trade at prices that may be lower than the initial offering price for such notes.

The notes may be issued with OID for U.S. federal income tax purposes.

        The notes may be issued with OID for U.S. federal income tax purposes. Subject to a statutorily defined de minimis exception, if the notes are treated as issued with OID, a holder subject to U.S. federal income taxation would be required to include the OID in gross income as ordinary income for U.S. federal income tax purposes as the OID accrues on a constant yield basis, in advance of the receipt of cash payments that correspond to that income and regardless of whether such holder is a cash or accrual method taxpayer. See "Taxation—Material U.S. Federal Income Tax Considerations."

 USE OF PROCEEDS

        We estimate that the net proceeds (after deducting the underwriting discount and estimated net offering expenses) from the sale of the notes will be $1,493 million. We intend to use the net proceeds for general corporate purposes, including the funding of a portion of the purchase price of our pending acquisition of General Electric Company's Industrial Solutions business, as described in ABB Ltd's most recent Annual Report on Form 20-F.

        We will use the proceeds from the sale of the notes outside of Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of the proceeds in Switzerland.

 CAPITALIZATION

        The following table sets forth our consolidated cash and equivalents, marketable securities and short-term investments and capitalization and the debt of ABB Finance, in each case as of December 31, 2017 on (i) an historical basis and (ii) an as adjusted basis after giving effect to this offering and the use of proceeds therefrom. Certain of the information in this table is unaudited and should be read in conjunction with ABB's consolidated financial statements and the notes thereto contained in ABB Ltd's Annual Report on Form 20-F, as filed with the SEC on February 23, 2018 and incorporated by reference herein.

	As of December 31, 2017
($ in millions)	Historical	As Adjusted
	(Audited)	(Unaudited)
ABB Group
Cash and equivalents(1)	4,526	6,019
Marketable securities and short-term investments	1,102	1,102

Total cash and equivalents, marketable securities and short-term investments	$5,628	$7,121

ABB Group
Multicurrency revolving credit facility(2)	—	—
1.50% CHF Bonds, due 2018	358	358
2.625% EUR Instruments, due 2019	1,493	1,493
4.0% USD Notes, due 2021	644	644
2.25% CHF Bonds, due 2021	378	378
5.625% USD Notes, due 2021	270	270
2.875% USD Notes, due 2022	1,256	1,256
0.625% EUR Notes, due 2023	834	834
0.75% EUR Notes, due 2024	889	889
4.375% USD Notes, due 2042	723	723
2.800% Notes due 2020 offered hereby(3)	—	300
3.375% Notes due 2023 offered hereby(3)	—	450
3.800% Notes due 2028 offered hereby(3)	—	750
Commercial paper	259	259
Other debt(4)	343	343
Total debt	7,447	8,947
Total stockholders' equity (including noncontrolling interests)	15,349	15,349

Total capitalization	$22,796	$24,296

ABB Finance
2.875% USD Notes, due 2022	1,256	1,256
4.375% USD Notes, due 2042	723	723
2.800% Notes due 2020 offered hereby(3)	—	300
3.375% Notes due 2023 offered hereby(3)	—	450
3.800% Notes due 2028 offered hereby(3)	—	750
Other debt	—	—

Total debt	$1,979	$3,479

(1)
Assumes the net proceeds of the notes, approximately $1,493 million, will be used for general corporate purposes, but does not give effect to the planned use of all or a portion of those net proceeds to fund a portion of the purchase price of our pending acquisition of General Electric Company's Industrial Solutions business, as described in ABB Ltd's most recent Annual Report on Form 20-F. See "Use of Proceeds."

(2)
Consists of a $2 billion multicurrency revolving credit facility that matures on May 24, 2021, and interest costs on drawings under the facility are borne at LIBOR or EURIBOR (depending on the currency of the drawings) plus a margin of 0.20%. As of December 31, 2017, no amount was drawn under the multicurrency revolving credit facility.

(3)
Represents the aggregate principal amount of the notes offered hereby.

(4)
Other debt consists of capital lease obligations, bank borrowings of subsidiaries and other long- and short-term debt.

DESCRIPTION OF NOTES AND GUARANTEE

        The following description of the particular terms of the notes and related guarantee supplements and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the debt securities and related guarantee, to which description reference is hereby made. The following summary of certain provisions of the notes, the related guarantee and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes, the related guarantee and the indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the indenture, the notes or the related guarantee, as the case may be.

General

        The 2020 notes will mature on April 3, 2020, the 2023 notes will mature on April 3, 2023 and the 2028 notes will mature on April 3, 2028 unless redeemed by ABB Finance prior to such date as provided below. Interest on each series of notes will accrue from and including April 3, 2018 at the rate per annum shown on the cover of this prospectus supplement and will be payable semi-annually, in arrears, on April 3 and October 3, beginning October 3, 2018. Interest will be payable to the persons in whose names the notes are registered at the close of business on the March 19 and September 18 preceding the applicable interest payment dates. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

        Any payment otherwise required to be made in respect of the notes on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest will accrue as a result of a delayed payment. The term "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law, executive order or regulation to close.

        Each series of notes will form a separate series of debt securities to be issued under an indenture to be entered into among ABB Finance, as issuer, ABB Ltd, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, the terms of which are more fully described in the accompanying prospectus. The notes and any future debt securities issued by ABB Finance under the indenture will be senior unsecured obligations of ABB Finance and will rank equally with all of ABB Finance's other unsecured and unsubordinated indebtedness outstanding from time to time. For a discussion of the effective ranking of the notes and the guarantee compared to secured indebtedness and indebtedness of subsidiaries other than ABB Finance, see "Risk Factors."

        The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The indenture does not limit the ability of ABB Finance to incur additional indebtedness or the ability of ABB Ltd to incur additional indebtedness or to issue additional guarantees.

        The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global securities registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under "Legal Ownership—Global Securities—Special Situations When A Global Security Will Be Terminated" the notes will not be issuable in certificated form.

        The notes will not be subject to, or entitled to the benefit of, any sinking fund.

Guarantee

        ABB Ltd will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on, and additional amounts, if any, with respect to, the notes and all other amounts under the indenture when and as they become due and payable, whether at maturity or otherwise. The guarantee of the notes will be an unsubordinated obligation of ABB Ltd, and will rank equally with all of ABB Ltd's other unsecured and unsubordinated indebtedness outstanding from time to time. The guarantee of the notes will be structurally subordinated to all liabilities (including trade payables) of ABB Ltd's subsidiaries, including ABB Finance. ABB Ltd's right to receive any assets of any of its subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets through the guarantee, will be effectively subordinated to the claims of that subsidiary's creditors. Unless ABB Ltd is considered a creditor of such subsidiary, your claims under the guarantee will not be recognized equally with these creditors.

        ABB Finance does not present separate financial statements in this prospectus supplement or the accompanying prospectus, or the incorporated documents, because it is a 100% owned finance subsidiary of ABB Ltd and ABB Ltd fully and unconditionally guarantees the notes, and fully and unconditionally guarantees any other debt securities issued by ABB Finance in the future, as to payment of principal, premium, if any, interest and any other amounts due. No other member of the ABB Group will guarantee the notes or such other debt securities. Subject to certain Swiss and United States law restrictions on payment of dividends, among other things, and potential negative tax consequences in Switzerland (as set forth under "Use of Proceeds"), we are not aware of any significant restrictions on the ability of ABB Ltd to obtain funds from ABB Finance or ABB Ltd's other subsidiaries by dividend or loan, or any legal or economic restrictions on the ability of ABB Finance or ABB Ltd's other subsidiaries to transfer funds to ABB Ltd in the form of cash dividends, loans or advances. There is no assurance that in the future such restrictions will not be adopted. The disclosure in this paragraph is hereby deemed included in the notes to the Consolidated Financial Statements of ABB Ltd.

Optional Redemption

        ABB Finance may redeem the notes of the applicable series prior to April 3, 2020 (their maturity date), in the case of the 2020 notes, March 3, 2023 (one month prior to their maturity date (the "2023 Notes Par Call Date")), in the case of the 2023 notes and January 3, 2028 (three months prior to their maturity date (the "2028 Notes Par Call Date" and, together with the 2023 Notes Par Call Date, each a "Par Call Date")), in the case of the 2028 notes, at its option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed, and (2) as determined by the Quotation Agent (as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal of and interest on the notes being redeemed (not including unpaid interest, if any, accrued to, but not including, the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points in the case of the 2020 notes, 12.5 basis points in the case of the 2023 notes and 15 basis points in the case of the 2028 notes to be redeemed (the "Make Whole Amount"), plus, in the case of each of clause (1) and (2) above, unpaid interest, if any, accrued to, but not including, the redemption date. Notwithstanding the foregoing, ABB Finance will pay any interest installment due on an interest payment date that falls on or prior to the redemption date to the holders of the notes as of the close of business on the regular record date immediately preceding such interest payment date.

        On or after the 2023 Notes Par Call Date, in the case of the 2023 notes, and the 2028 Notes Par Call Date, in the case of the 2028 notes, ABB Finance may redeem such notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the redemption date.

        "Comparable Treasury Issue" means, with respect to each series of notes, the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes of the applicable series to be redeemed (assuming, in the case of the 2023 notes and the 2028 notes, such notes matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Quotation Agent" means any Reference Treasury Dealer appointed by ABB Finance.

        "Reference Treasury Dealer" means (i) Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC or their affiliates which are primary U.S. Government securities dealers and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), ABB Finance shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by ABB Finance.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by ABB Finance, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to ABB Finance by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption and, in the case of the 2023 notes and the 2028 notes, calculated if such note matured on the applicable Par Call Date; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to, but not including, such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        Notice of any redemption will be sent at least 30 days but not more than 60 days prior to the redemption date to each holder of notes to be redeemed. The notice of redemption will specify, among other items, the aggregate principal amount of notes to be redeemed, the redemption date and the redemption price.

        If ABB Finance chooses to redeem less than all of the outstanding notes of any series, then ABB Finance will notify the Trustee at least 5 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the series and the aggregate principal amount of the notes to be redeemed and the redemption date. The Trustee will select, in the manner it deems fair and appropriate and in accordance with DTC procedures, the notes of the applicable series to be redeemed in part.

        If ABB Finance has provided proper notice to holders of the notes of the applicable series, then, unless ABB Finance defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such notes or portions thereof called for redemption.

Payment of Additional Amounts

        All payments by or on behalf of ABB Finance under the notes and ABB Ltd under the guarantee of the notes of any series will be made free and clear of, and without withholding or deduction for, taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax ("Swiss Taxes"), unless such withholding or deduction is required by law.

        If the withholding or deduction of Swiss Taxes in respect of payments made by or on behalf of ABB Finance under the notes or ABB Ltd under the guarantee is required by law, ABB Finance or ABB Ltd, as applicable, will pay such additional amounts as may be necessary in order that the net amount received by each holder of a note after such withholding or deduction is equal to the amount that would have been received in respect of such note in the absence of such withholding or deduction; provided, however, that no such additional amounts shall be payable with respect to the notes or guarantee:

  (A)
  to, or to a third party on behalf of, a holder or another beneficiary of the note or guarantee, which is liable for such Swiss Taxes in respect of such payment under the note or guarantee by reason of his having some connection with the jurisdiction by which such Swiss Taxes have been imposed, levied, collected, withheld or assessed other than the mere benefit under the note or guarantee; or

  (B)
  where the note is presented or surrendered for payment more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to additional amounts on presenting or surrendering the note for payment on the last day of the period of 30 days assuming that day to have been a day on which the holder of such note is entitled to receive payment in accordance with the note and the indenture; or

  (C)
  to, or to a third party on behalf of, a holder or another beneficiary of the note or guarantee who is able to avoid or reduce such withholding or deduction by complying with any requirement to present any form, certificate or documentation and/or make a declaration of identity, nationality, non-residence, connection (or lack thereof) to, or other similar claim with respect to the relevant tax authority as a precondition to exemption or relief from such Swiss Taxes, or to the extent that a holder or another beneficiary of the note or guarantee is able to credit or obtain a refund for such Swiss Taxes; or

  (D)
  where such deduction or withholding is imposed on a payment pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on December 17, 2014, altering the debtor-based Swiss federal withholding tax system to a paying-agent system where a person other than ABB Finance or ABB Ltd withhold or deduct tax; or

  (E)
  where the note is presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction (i) by presenting the note to another paying agent, or (ii) by authorizing the paying agent to report information in accordance with the procedure laid down by the relevant tax authority or by producing, in the form required by the relevant tax authority, a declaration, claim, certificate, document or other evidence establishing exemption therefrom; or

  (F)
  in respect of any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, duty, assessment or governmental charge; or

  (G)
  in respect of any Swiss Taxes that are payable otherwise than by withholding or deduction by ABB Finance or ABB Ltd, or by a paying agent, from the payment of the amount payable in respect of the note or guarantee; or

  (H)
  in respect of any tax, duty, assessment or governmental charge imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), as of the issue date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

  (I)
  in respect of any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (A) through (H) above.

        For purposes of the foregoing, the "Relevant Date" means, in respect of any payment on any note, the date on which such payment first becomes due and payable, but if the full amount of the monies payable has not been received by the Trustee or, as the case may be, a paying agent on or prior to such due date, the Relevant Date means the first date on which, the full amount of such monies having been so received and being available for payment to holders, notice to that effect has been duly given to the holders.

        ABB Finance and ABB Ltd have agreed in the indenture that, if legislation is enacted providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council referred to above, they will use their reasonable efforts to make payments in respect of the notes or the guarantee through a paying agent outside Switzerland, provided that the use of such paying agent outside Switzerland would eliminate any Swiss withholding tax that would otherwise apply to payments by ABB Finance or ABB Ltd, as applicable.

        Whenever in the indenture, the notes, this prospectus supplement or the accompanying prospectus there is mentioned, in any context, the payment of principal, premium, if any, or interest or any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Tax Redemption

        ABB Finance or a successor person to ABB Finance may redeem the notes of any series prior to maturity, at its option, in whole but not in part, at a redemption price equal to 100% of their principal amount plus unpaid interest accrued thereon to, but not including, the redemption date, if, as a result of:

  (1)
  any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Switzerland or the jurisdiction of organization or residency for tax purposes of any successor person to ABB Finance or ABB Ltd (or any political subdivision or authority of or in any such jurisdiction), as the case may be (each such jurisdiction, a "Tax Jurisdiction") affecting taxation; or

  (2)
  any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment becomes effective (or with respect to official position, is announced) on or after the date of issuance of the notes of the applicable series (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on such date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under the indenture), ABB Finance or ABB Ltd is, or on the next succeeding interest payment date will be, obligated to pay any additional amounts in respect of taxes on any payment made or to be made by ABB Finance under the notes of the applicable series or by ABB Ltd under the guarantee, and such requirement cannot be avoided by the taking of reasonable measures by ABB Finance or ABB Ltd, as applicable (provided that changing the jurisdiction of ABB Finance or ABB Ltd is not a reasonable measure for purposes of this section). Notwithstanding the foregoing, ABB Finance will pay any interest installment due on an interest payment date that falls on or prior to the redemption date to the holders of the notes as of the close of business on the regular record date immediately preceding such interest payment date.

        Notice of any redemption will be sent at least 30 days but not more than 60 days prior to the redemption date to each holder of notes of the applicable series to be redeemed. If ABB Finance has provided proper notice to holders of such notes, then, unless ABB Finance defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such notes.

Defeasance

        The notes of each series will be subject to defeasance and covenant defeasance as set forth in the indenture and described in "Description of Debt Securities—Discharge, Defeasance, and Covenant Defeasance" of the accompanying prospectus.

Further Issuances

        ABB Finance may from time to time, without notice to, or the consent of, the holders of a series of notes, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the notes of such series other than the price to public, the issue date and the initial interest payment date. Any such additional debt securities, if ABB Finance so determines, will be consolidated with the notes of the related series and constitute a single series of debt securities with such notes under the indenture; provided that any additional debt securities that have the same CUSIP, ISIN, or other identifying number of outstanding notes of the related series offered hereunder must be fungible with such outstanding notes for U.S. federal income tax purposes.

Governing Law

        The indenture, the notes and the related guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        Deutsche Bank Trust Company Americas is the trustee under the indenture (the "Trustee"). We maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered reasonable indemnity or security by the holder against the costs, expense and liabilities which might be incurred thereby.

 CLEARANCE AND SETTLEMENT

        Each series of notes will be issued in the form of registered global notes that will be deposited with DTC on the closing date. DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased such notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred, except that DTC, its nominees, and their successors may transfer a global note as a whole to one another. We will not issue certificated notes except in limited circumstances that we explain under "Legal Ownership—Global Securities—Special Situations When A Global Security Will Be Terminated" in the accompanying prospectus.

        Beneficial interests in the global notes will be shown on, and transfers of the global notes will be made only through, records maintained by DTC and its participants. A description of DTC and its procedures is set forth under "Clearance and Settlement" in the accompanying prospectus.

        We will wire principal, premium, if any, and interest payments in immediately available funds to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner and registered holder of the global notes for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global note.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interest in the global note as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting right to direct participants whose accounts are credited with notes on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global note, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with notes held for the account of customers registered in street name. However, such payments will be the responsibility of the participants and not of DTC, the Trustee or us. Neither ABB Finance nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and ABB Finance and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        If less than all the notes of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.

        The CUSIP number for the 2020 notes is 00037B AD4, the CUSIP number for the 2023 notes is 00037B AE2 and the CUSIP number for the 2028 notes is 00037B AF9. The ISIN for the 2020 notes is US00037BAD47, the ISIN for the 2023 notes is US00037BAE20 and the ISIN for the 2028 notes is US00037BAF94.

TAXATION

Material U.S. Federal Income Tax Considerations

        The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

        This discussion is limited to holders who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding the notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an "applicable financial statement" pursuant to Section 451(b) of the Code;

  •
  tax-exempt organizations or governmental organizations; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or entity treated as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest

        Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount

        The notes may be issued with OID for U.S. federal income tax purposes. The amount of OID on the notes, if any, is their "stated redemption price at maturity" minus their "issue price" (as defined above).

        The stated redemption price at maturity of the notes is the total of all payments to be made under the notes other than "qualified stated interest." Qualified stated interest, generally, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain floating rates. The stated interest on the notes will qualify as qualified stated interest, and the stated redemption price at maturity will equal the principal amount of the notes. The amount of OID on the notes will be considered less than de minimis and generally ignored if it is less than 0.25 percent (or 1/4 of 1 percent) of the stated redemption price at maturity (which, as discussed above, is their principal amount), multiplied by the number of complete years from the issue date of the notes to the maturity date of the notes.

        If the notes are issued with OID, then:

  •
  A U.S. Holder must include the total amount of OID in gross income as ordinary income over the life of the note.

  •
  A U.S. Holder must include OID in income as it accrues, even if such holder is on the cash method of accounting for U.S. federal income tax purposes. This means U.S. Holders are required to include OID in income and pay tax on that income, generally before receiving cash that corresponds to that income.

  •
  OID accrues on a note on a "constant yield" basis, which takes into account the compounding of interest. Under this method, a U.S. Holder generally will be required to include in income increasing amounts of OID in successive accrual periods.

The rules regarding OID are complex. Accordingly, prospective investors should consult their tax advisors regarding the application of the rules described above.

Sale or Other Taxable Disposition

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference, if any, between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the amount the U.S. Holder paid for the note, increased by any OID previously included in income. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        A U.S. Holder generally will be subject to information reporting when such holder receives payments or accrues OID on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). A U.S. Holder will be subject to backup withholding with respect to payments of the foregoing amounts if such holder is not otherwise exempt and:

  •
  the holder fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

  •
  the holder furnishes an incorrect taxpayer identification number;

  •
  the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

  •
  the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Certain U.S. Holders (including corporations) are exempt from backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of a note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Payments of Interest and OID

        Subject to the discussion below concerning backup withholding and Sections 1471 to 1474 of the Code (such Sections and the Treasury Regulations thereunder commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA"), interest (including, for purposes of this section "Tax Considerations Applicable to Non-U.S. Holders", any OID) paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding tax, provided that:

  •
  the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock 10% or more of our capital or profits;

  •
  the Non-U.S. Holder is not a controlled foreign corporation related to ABB Finance through actual or constructive stock ownership; and

  •
  either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a "qualified intermediary" (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

        If a Non-U.S. Holder does not satisfy the requirements above, interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W 8BEN or W 8BEN E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an applicable income tax treaty, or (2) IRS Form W 8ECI certifying that such interest is not subject to withholding because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

        Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

        Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Payments of Interest and OID") unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

        Gain of a Non-U.S. Holder described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain of a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under "—Payments of Interest and OID." However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest (including any OID) on, or gross proceeds from the sale or other disposition (including a retirement or redemption) after December 31, 2018 of, a note paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

Taxation in Switzerland

        The following is a general description of the material Swiss tax considerations relating to the notes. It does not purport to be a complete description of all tax considerations relating to the notes. Prospective purchasers of notes who are in any doubt as to their tax positions should consult their professional advisers.

Withholding Tax

        Payments by ABB Finance, or by ABB Ltd, as guarantor, of interest on, and repayment of principal of, the notes, will not be subject to Swiss federal withholding tax, even though the notes are guaranteed by ABB Ltd, as guarantor, provided that ABB Finance uses the proceeds from the offering and sale of the notes outside of Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the notes becoming subject to withholding for Swiss withholding tax as a consequence of such use of proceeds in Switzerland, and that ABB Finance is at all times resident and managed outside Switzerland for Swiss tax purposes.

        On November 4, 2015 the Swiss Federal Council announced a mandate to the Swiss Federal Finance Department to institute a group of experts tasked with the preparation of a new proposal for a reform of the Swiss withholding tax system. The new proposal is expected to include in respect of interest payments the replacement of the existing debtor-based regime by a paying agent-based regime for Swiss withholding tax similar to the one published on December 17, 2014 by the Swiss Federal Council and repealed on June 24, 2015 following the negative outcome of the legislative consultation with Swiss official and private bodies. Under such a new paying agent-based regime, if enacted, a paying agent in Switzerland may be required to deduct Swiss withholding tax on any payments or any securing of payments of interest in respect of an Instrument for the benefit of the beneficial owner of the payment unless certain procedures are complied with to establish that the owner of the Instrument is not an individual resident in Switzerland. If this legislation or similar legislation were enacted and an amount of, or in respect of, Swiss withholding tax were to be deducted or withheld from that payment, neither ABB Finance nor ABB Ltd nor any paying agent nor any other person would pursuant to the terms of the notes be obliged to pay additional amounts with respect to any note as a result of the deduction or imposition of such withholding tax.

Stamp Taxes

        The issue and redemption of notes by ABB Finance and the issue of the guarantee by ABB Ltd, as guarantor, are not subject to Swiss federal stamp duty on the issue of securities and Swiss federal stamp duty on the turnover of securities, even though the notes are guaranteed by ABB Ltd, as guarantor (primary market).

        Secondary market purchases or sales of notes with a maturity in excess of 12 months where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss federal stamp duty act) is a party, or acts as an intermediary, to the transaction may be subject to Swiss federal stamp duty on dealings in securities at a rate of up to 0.3 per cent of the purchase price of the notes. Where both the seller and the purchaser of the notes are non-residents of Switzerland or the Principality of Liechtenstein, no Swiss federal stamp duty on dealing in securities is payable. The issue and the redemption of notes are exempt from Swiss federal stamp duty on dealing in securities.

Income Taxation on Principal or Interest

        (i) Notes held by non-Swiss holders

        Payments by ABB Finance, or by ABB Ltd, as guarantor, of interest and repayment of principal to, and gain realized on the sale or redemption of notes by, a holder of notes who is not a resident of Switzerland and who during the relevant taxation year has not engaged in a trade or business through a permanent establishment or a fixed place of business in Switzerland to which the notes are attributable will not be subject to any Swiss federal, cantonal or communal income tax in respect of notes. For the proposed amendment of the Swiss withholding tax legislation see section—"Withholding Tax" above.

        (ii) Notes held by Swiss holders as private assets

        Individuals who reside in Switzerland and who hold the notes as private assets are required to include all payments of interest in respect of the notes by ABB Finance, or by ABB Ltd, as guarantor, converted, as the case may be, into Swiss Francs at the exchange rate prevailing at the time of payment, in their personal income tax return for the relevant tax period and will be taxable on any net taxable income (including the payments of interest in respect of the notes) for the relevant tax period. A gain, including inter alia, relating to interest accrued and foreign exchange rate appreciation, a loss, respectively, realized on the sale or redemption of such notes is a tax-free private capital gain, a non-tax-deductible private capital loss, respectively.

        (iii) Notes held as Swiss business assets and Swiss resident private persons classified as professional securities dealers

        Individuals who hold notes as part of a business in Switzerland and Swiss-resident corporate taxpayers and corporate taxpayers residing abroad holding notes as part of a permanent establishment or fixed place of business in Switzerland are required to recognize the payments of interest and any capital gain or loss realized on the sale or other disposition of such notes in their income statement for the respective tax period and will be taxable on any net taxable earnings for such tax period. The same taxation treatment also applies to Swiss-resident individuals who, for income tax purposes, are classified as "professional securities dealers" for reasons of, inter alia, frequent dealings and leveraged transactions in securities.

Automatic Exchange of Information

        On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement (the "MCAA"). The MCAA is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the "AEOI"). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the "AEOI Act") entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.

        The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e. the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.

        Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland will begin to collect data in respect of financial assets, including the Instruments, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in a EU member state or in a treaty state from, depending on the effectiveness date of the agreement, 2017 or 2018, as the case may be, and begin to exchange it from 2018 or 2019.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

        Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct-notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. The new regime may come into force earliest in 2018.

UNDERWRITING

        Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among ABB Finance, ABB Ltd and the underwriters, ABB Finance has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from ABB Finance, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2020 Notes	Principal Amount of 2023 Notes	Principal Amount of 2028 Notes
Citigroup Global Markets Inc.	$80,000,000	$120,000,000	$200,000,000
Credit Suisse Securities (USA) LLC	80,000,000	120,000,000	200,000,000
J.P. Morgan Securities LLC	80,000,000	120,000,000	200,000,000
Barclays Capital Inc.	20,000,000	30,000,000	50,000,000
HSBC Securities (USA) Inc.	20,000,000	30,000,000	50,000,000
Morgan Stanley & Co. LLC	20,000,000	30,000,000	50,000,000

Total	$300,000,000	$450,000,000	$750,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the commitments of the nondefaulting underwriters to purchase notes may be increased or the underwriting agreement may be terminated.

        ABB Finance has agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, including the validity of the notes and related guarantee, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters have advised ABB Finance that they propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.150%, 0.200% and 0.250% of the principal amount of the 2020 notes, the 2023 notes and the 2028 notes, respectively. The underwriters may allow, and dealers may reallow, a concession not in excess of 0.100%, 0.125% and 0.150% of the principal amount of the 2020 notes, the 2023 notes and the 2028 notes, respectively, on sales to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        Our expenses for this offering, not including the underwriting discount and commissions, are estimated at $1,100,000 and are payable by ABB Finance.

New Issue of Notes

        Each series of notes is a new issue of securities with no established trading market. ABB Finance does not intend to apply for listing of the notes of any series on any national securities exchange or for inclusion of the notes of any series on any automated dealer quotation system. ABB Finance has been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice to, or the consent of, noteholders. ABB Finance cannot assure that an active public trading market for the notes of any series will develop. If an active public trading market for the notes of any series does not develop or is not maintained, the market price and liquidity of such notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our historical and projected results of operations, liquidity and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

        ABB Finance and ABB Ltd have agreed that during the period commencing on the date of this prospectus supplement and ending on the closing date of this offering, they will not, without first obtaining the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of ABB Finance or ABB Ltd (or guaranteed by ABB Ltd) similar to the notes or securities exchangeable for or convertible into such debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions and Penalty Bids

        In connection with this offering, the underwriters may purchase and sell the notes of any series in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes of the applicable series than they are required to purchase in this offering. The underwriters must close out any short position by purchasing notes of the same series in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes of such series in the open market after pricing that could adversely affect investors who purchase such notes in this offering.

        Similar to other purchase transactions, the underwriters' purchases to cover their short sales may have the effect of raising or maintaining the market price of the notes of the applicable series or preventing or retarding a decline in the market price of such notes. As a result, the price of such notes may be higher than the price that might otherwise exist in the open market.

        The underwriters also may impose a penalty bid. This occurs when any particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest; Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        Credit Suisse (Switzerland) Ltd. and its affiliates are serving as financial advisor to us in connection with our pending acquisition General Electric Company's Industrial Solutions business, as described in ABB Ltd's most recent Annual Report on Form 20-F incorporated by reference in this prospectus supplement and accompanying prospectus. In addition, affiliates of the underwriters are lenders under various financial arrangements extended to us or our affiliates, including our multicurrency revolving credit facility.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments (including through serving as counterparties to certain derivative and hedging arrangements) and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and may hedge, their credit exposure to us, consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the notes. Any such short positions could adversely affect future trading prices of the notes of such series.

        The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

        We expect that the delivery of the notes will be made against payment therefor on or about April 3, 2018, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next two succeeding business days should consult their advisor.

Prohibition of Sales to EEA Retail Investors

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

        Each person located in a Member State of the EEA to whom any offer of notes is made or who receives any communication in respect of an offer of notes, or who initially acquires any notes, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledge and agreed to and with each underwriter and ABB Finance that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Directive, is: (i) a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (ii) not a "retail investor" (as defined above).

        Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement or the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement or the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) to "professional investors," as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the "FIEL") and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person under Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1) of the SFA and Section 275(1A) of the SFA, respectively, and in accordance with the conditions specified in

Section 275 of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law or (4) pursuant to Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the notes and the guarantee offered pursuant to this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York, as to certain matters of U.S. law, and Homburger AG, as to certain matters of Swiss law. Shearman & Sterling LLP, New York, New York, will act as counsel to the underwriters in this offering.

EXPERTS

        The consolidated financial statements of ABB Ltd appearing in ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2017 and the effectiveness of ABB Ltd's internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young AG, Switzerland, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ABB Ltd management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing. The office of Ernst & Young AG is located at Maagplatz 1, CH-8005, Zurich, Switzerland.

PROSPECTUS

ABB FINANCE (USA) INC.

DEBT SECURITIES

Fully and unconditionally guaranteed by

ABB LTD

        The debt securities offered from time to time in one or more series through this prospectus will be issued by ABB Finance (USA) Inc., an indirect, wholly-owned finance subsidiary of ABB Ltd, and will be fully and unconditionally guaranteed by ABB Ltd.

        We will provide the specific terms of the debt securities ABB Finance (USA) Inc. offers in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

        ABB Finance (USA) Inc. may offer these debt securities, on a continuous or delayed basis, through underwriters, agents or dealers or directly to investors or through a combination of these methods. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" or under similar headings in this prospectus and in any accompanying prospectus supplement and any documents incorporated by reference in this prospectus, including ABB Ltd's most recent annual report on Form 20-F, before investing in these securities.

        None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2018.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with any different or additional information, and if anyone provides you such information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where, or to whom, the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that ABB Ltd and ABB Finance (USA) Inc. filed with the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will be attached to the front of this prospectus, and that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the description of the debt securities in this prospectus is subject to, and qualified by reference to the descriptions of the particular terms of any debt securities contained in any applicable prospectus supplement. A prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete description of the terms of our debt securities (and any agreements or other documents referred to in this prospectus) and the shelf registration process.

        In this prospectus, unless otherwise indicated or the context otherwise requires, (i) the term "the Company" refers to ABB Finance (USA) Inc., a Delaware corporation, (ii) the terms "ABB Group", "ABB", "we", "our" and "us" refer to ABB Ltd and its consolidated subsidiaries, including the Company, as well as to ABB Asea Brown Boveri Ltd and its subsidiaries prior to the establishment of ABB Ltd as the holding company for the entire ABB Group in 1999, and (iii) the term "ABB Ltd" refers to ABB Ltd, the Company's indirect parent, and not to ABB Ltd's subsidiaries or other affiliates. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

        In this prospectus: (i) "$," "U.S. dollar" and "USD" refer to the lawful currency of the United States of America; (ii) "CHF" and "Swiss franc" refer to the lawful currency of Switzerland; (iii) "EUR" and "euro" refer to the lawful currency of the participating member states of the European Economic and Monetary Union (Eurozone); (iv) "SEK" and "Swedish krona" refer to the lawful currency of Sweden; (v) "Chinese renminbi" refers to the lawful currency of the People's Republic of China; (vi) "AED" refers to the lawful currency of the United Arab Emirates; (vii) "AUD" and "Australian dollar" refer to the lawful currency of Australia; and (viii) "INR" and "Indian rupee" refer to the lawful currency of India.

ABB FINANCE (USA) INC.

        ABB Finance (USA) Inc., a Delaware corporation, is an indirect, wholly-owned finance subsidiary of ABB Ltd. The Company has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the debt securities offered from time to time through this prospectus and any other securities issued by the Company that are guaranteed by ABB Ltd. ABB Finance (USA) Inc.'s principal corporate offices are located at 305 Gregson Drive, Cary, North Carolina 27511, and its telephone number is (901) 252-5843.

 ABB LTD

        ABB Ltd is the parent company of the ABB Group, which is a pioneering technology leader in electrification products, robotics and motion, industrial automation and power grids serving customers in utilities, industry and transport & infrastructure globally. Continuing more than a 125-year history of innovation, ABB today is at the forefront of the industrial digitalization and driving the Energy and Fourth Industrial Revolutions. Our business is international in scope and we generate revenues in numerous currencies. We operate in approximately 100 countries across three regions: Europe, the Americas, and Asia, Middle East and Africa. We manage our business based on a divisional structure, comprised of four divisions: Electrification Products, Robotics and Motion, Industrial Automation and Power Grids.

        ABB Ltd's principal corporate offices are located at Affolternstrasse 44, CH-8050 Zurich, Switzerland, and its telephone number is +41-43-317-7111. ABB Ltd's principal website is located at www.abb.com. However, the information on ABB's website does not constitute a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risk factors included in the applicable prospectus supplement and in our most recent annual report on Form 20-F, as updated by our reports on Form 6-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

 FORWARD-LOOKING STATEMENTS

        Various statements in or incorporated by reference in this prospectus are intended to constitute "forward-looking statements" under the U.S. federal securities laws. Words such as "believes," "estimates," "anticipates," "expects," "intends," "may," "will," or "should" or, in each case, their negative, or other variations or comparable terminology, are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, may differ materially from those described in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the countries and industries in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Information regarding important factors that could cause our actual results to differ materially from those described in or suggested by our forward-looking statements is contained under "Forward-Looking Statements" and "Item 3. Key Information—Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus (and in any of our annual reports on Form 20-F for subsequent periods and reports on Form 6-K that are so incorporated).

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities offered by this prospectus will be used for general corporate purposes outside Switzerland unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the debt securities becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued in one or more series under an indenture to be entered into among the Company, ABB Ltd, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated indebtedness. The Company may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities;

  •
  the aggregate principal amount of debt securities of the series and any limit thereon;

  •
  the date or dates on which the Company will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Company is required to, or may, at its option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which the Company will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

  •
  the terms of any sinking fund or analogous provision;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon the Company in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of the Company or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

  •
  the identity of the depositary for the global debt securities;

  •
  the circumstances under which the Company or ABB Ltd will pay Additional Amounts on any payment made on the debt securities of the series and whether the Company will have the option to redeem such debt securities rather than pay or have ABB Ltd pay the Additional Amounts; and

  •
  any other terms of debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        The Company may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Company may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of the Company to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a materially adverse effect on our ability or the ability of the Company to service our or the Company's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

  (1)
  a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

  (2)
  a change of control, or

  (3)
  a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment, and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Company or an agent of the Company in The City of New York. However, the Company, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, the Company will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by the Company, ABB Ltd or any obligor on the debt security or any affiliate of the Company, ABB Ltd or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at the Company's option or may be subject to mandatory redemption by the Company as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Company at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Guarantees by ABB Ltd

        The Company's payment obligations under the debt securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by ABB Ltd. The guarantee will be ABB Ltd's direct obligation, ranking equally and ratably with all of its existing and future unsecured and unsubordinated obligations, other than obligations mandatorily preferred by law.

Certain Covenants

        Any material covenants applicable to the debt securities of the applicable series not described in this prospectus will be specified in the applicable prospectus supplement.

  Merger, Consolidation and Transfer of Assets

        The Indenture provides that neither the Company nor ABB Ltd, as guarantor, may, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person; or (ii) sell, lease, assign, transfer, or otherwise convey all or substantially all of their respective assets to any other person (in the case of the Company, that is not a member of the ABB Group), in each case, unless:

  •
  in such transaction or transactions involving the Company, either (1) the Company shall be the continuing person (in the case of a merger) or (2) the successor person (if other than the Company) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Switzerland or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organized and existing other than under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof (A) shall expressly agree to make all payments in respect of the debt securities outstanding under the Indenture free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall also agree, subject to certain customary exceptions, to pay such additional amounts as may be necessary in order that the net amount received by each holder of outstanding debt securities after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, and (B) irrevocably and unconditionally (I) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities outstanding thereunder, (II) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (III) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding, and (iii) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the Indenture and the due and punctual performance of all of the Company's other obligations under the Indenture and the debt securities outstanding thereunder;

  •
  in such transaction or transactions involving ABB Ltd, either (1) ABB Ltd shall be the continuing person (in the case of a merger) or (2) the successor person (if other than ABB Ltd) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Switzerland or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organized and existing other than under the laws of Switzerland or any political subdivision or governmental authority thereof or the United States of America or any state, the District of Columbia or any territory thereof, shall expressly agree to make all payments under the guarantee free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall also agree, subject to certain customary exceptions, to pay such additional amounts as may be necessary in order that the net amount received by each holder of debt securities after such withholding or deduction is equal to the amount that would have been receivable under the guarantee in respect of the debt securities in the absence of such withholding or deduction, (iii) shall expressly assume the due and punctual performance of all of ABB Ltd's obligations under the Indenture and ABB Ltd's obligations under its guarantee of the debt securities outstanding under the Indenture and (iv) irrevocably and unconditionally (A) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the guarantee, (B) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (C) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding, in each case of this clause (iv) in terms comparable to the agreements made by ABB Ltd under the Indenture in this regard;

  •
  immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

  •
  the Trustee shall have received an officers' certificate and opinion of counsel from the Company or ABB Ltd, as applicable, to the effect that all conditions precedent to such transaction or transactions have been satisfied.

        Upon any consolidation or amalgamation by the Company or ABB Ltd, as guarantor, with, or the Company's or ABB Ltd's merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of the assets of the Company or ABB Ltd, as applicable, to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which the Company or ABB Ltd, as the case may be, is merged or to which the sale, assignment, transfer, lease, or other conveyance is made, as applicable, shall succeed to, and be substituted for, the Company or ABB Ltd, as guarantor, and may exercise every right and power of the Company or ABB Ltd, as applicable, under the Indenture with the same effect as if such successor person had been named as the Company or ABB Ltd, as applicable, in the Indenture; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture, and, as applicable, the debt securities issued under the Indenture and the guarantee of the debt securities.

  Substitution

        The Company may be replaced, and any member of the ABB Group may be substituted for the Company, as principal debtor in respect of debt securities of one or more specified series outstanding under the Indenture (such member of the ABB Group substituted for the Company, the "Substituted Debtor"), without the consent of holders of the debt securities of any series, upon not less than 30 nor more than 60 days' prior written notice, if (1) the Substituted Debtor has expressly assumed the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, all of the outstanding debt securities of the applicable series and the due and punctual performance of all of the Company's other obligations under the Indenture and all of the outstanding debt securities of the applicable series, (2) if the Substituted Debtor is organized or existing other than under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof, the Substituted Debtor has (i) agreed to make all payments in respect of the outstanding debt securities of the applicable series free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence

(for tax purposes) of the Substituted Debtor or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case the Substituted Debtor shall have agreed to pay, subject to certain customary exceptions, such additional amounts as may be necessary in order that the net amount received by each holder of debt securities of the applicable series after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, (ii) irrevocably and unconditionally (a) consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities of the applicable series outstanding thereunder, (b) waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (c) appointed an agent in The City of New York for service of process in any such legal action, suit or proceeding, (3) if the Substituted Debtor is other than ABB Ltd, the guarantee in respect of the outstanding debt securities of the applicable series is fully effective in relation to the obligations of the Substituted Debtor in respect of the outstanding debt securities of the applicable series or an equivalent guarantee is entered into by ABB Ltd, as guarantor, that has been duly authorized and is valid, binding and enforceable against it with respect to the outstanding debt securities of the applicable series, (4) immediately after giving effect to such substitution, no Event of Default under the Indenture, and no event which, after notice or the lapse of time or both, would become an Event of Default under the Indenture, shall have occurred and be continuing and (5) the Trustee shall have received an officers' certificate and opinion of counsel from the Company to the effect that all conditions precedent to such substitution have been satisfied.

        Upon any replacement of the Company, as principal debtor, by any Substituted Debtor, in accordance with the provisions of the Indenture described above, the Substituted Debtor shall succeed to, and be substituted for, the Company with respect to the outstanding debt securities of the applicable series, and may exercise every right and power of the Company under the Indenture with respect to the outstanding debt securities of the applicable series, with the same effect as if the Substituted Debtor had been named as the Company in the Indenture; and thereafter, the predecessor person shall be released from all obligations and covenants under the outstanding debt securities of the applicable series and, with respect to such debt securities, from all obligations and covenants under the Indenture.

  Negative Pledge

        So long as any of the debt securities remain outstanding, the Company and ABB Ltd will not, and will procure that none of the Material Subsidiaries (as defined below) will, create or permit to subsist any mortgage, pledge, lien, hypothecation, security interest or other charge (each, a "Security Interest") upon any of their respective present or future assets or revenues as security for any Indebtedness (as defined below) of any person or to secure any guarantee given by the Company, ABB Ltd or any Material Subsidiary of any Indebtedness of any person, without at the same time or prior thereto securing the outstanding debt securities equally and ratably with such Indebtedness or guarantee, or providing such security for the outstanding debt securities as shall be authorized by the act of the holders of not less than 75% in aggregate principal amount of the outstanding debt securities, by written notice to the Company, ABB Ltd and the Trustee, except that the Company, ABB Ltd or any Material Subsidiary may create or permit to subsist a Permitted Security Interest (as defined below) (without the obligation to secure or provide security as aforesaid). As used above, (i) any reference to any Indebtedness being guaranteed by the Company, ABB Ltd or any Material Subsidiary shall be deemed to include a reference to any indemnity given by the Company, ABB Ltd or any Material Subsidiary, as the case may be, in respect of any Indebtedness and (ii) Indebtedness shall not include Securitization Indebtedness (as defined below).

        "ABB Group" means ABB Ltd and the Subsidiaries.

        "Indebtedness" means any indebtedness (whether being principal, premium or interest) for or in respect of (i) any notes, bonds, debenture stock, loan stock or other securities, or (ii) any borrowed money.

        "Material Subsidiary" means a Subsidiary that:

  (1)
  is the holding company of a country (and not a region) that, together with its subsidiaries, has combined third-party revenues in excess of 5% of the consolidated revenues of the ABB Group for the most recently completed fiscal year;

  (2)
  on a non-consolidated legal entity basis, has third-party revenues in excess of 10% of the consolidated revenues of the ABB Group for the most recently completed fiscal year; or

  (3)
  has any notes, bonds, debenture stock, loan stock or other securities outstanding to non-ABB Group third parties in respect of which a guarantee, keep-well agreement or other credit support has been provided by ABB Ltd;

  provided that (i) third-party revenues shall exclude any revenues not included in total revenues in the consolidated income statement of the ABB Group, (ii) the term "revenues" shall exclude any revenues attributable to activities classified by ABB Ltd as discontinued operations in the consolidated financial statements of the ABB Group, and (iii) all revenue figures shall be prepared in accordance with the generally accepted accounting principles used in the preparation of the consolidated financial statements of the ABB Group.

        "Permitted Security Interest" means:

  (1)
  any Security Interest existing on the issue date of the debt securities of a series or, in the event that such debt securities are to be consolidated with an earlier series, the issue date of such earlier series;

  (2)
  any Security Interest arising by operation of law (or by contract having an equivalent effect) or in the ordinary course of its business;

  (3)
  any Security Interest on assets of a company acquired by a member of the ABB Group after the issue date of the debt securities of a series or, in the event that the debt securities are to be consolidated with an earlier series, the issue date of such earlier series, provided that (i) such Security Interest was existing or agreed to be created at or before the time the relevant company became a member of the ABB Group, (ii) such Security Interest was not created in contemplation of such acquisition, (iii) the principal amount then secured is not exceeded or increased, and (iv) the then repayment date of the amount secured is not extended;

  (4)
  any Security Interest securing Indebtedness incurred to refinance other Indebtedness itself secured by a Security Interest included in items (1) to (3) above, but only if the principal amount of the Indebtedness is not increased, other than additional Indebtedness incurred to pay fees, underwriting discounts, premiums and other costs and expenses in connection therewith, and only the same assets are secured as were secured by the prior Security Interest;

  (5)
  any Security Interest provided by a Material Subsidiary in the ordinary course of the structured finance business of ABB Ltd or such Material Subsidiary; or

  (6)
  any other Security Interest, but only if the aggregate Indebtedness of the ABB Group (including the Company) secured by such Security Interests permitted under this item (6) does not at any time exceed 20% of the consolidated total assets of the ABB Group (determined in accordance with the generally accepted accounting principles used in the preparation of the consolidated financial statements of the ABB Group).

        "Securitization Indebtedness" means any Indebtedness in respect of which the person or persons to whom any such money is or may be owed by the relevant borrower (whether or not a member of the ABB Group) in respect of such Indebtedness has or have no recourse whatsoever to any member of the ABB Group for the repayment thereof other than:

  (1)
  recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from an asset or assets, security over which has been created in relation to the repayment of such Indebtedness;

  (2)
  recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by such borrower over such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure the repayment of such Indebtedness, provided that (i) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (ii) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such Indebtedness, to commence proceedings for the liquidation, dissolution or winding-up of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (other than the assets that are the subject of such encumbrance); and/or

  (3)
  recourse to such borrower generally, or directly or indirectly to a member of the ABB Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another acting in any capacity other than as a collecting or servicing agent or an indemnity in respect thereof or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

        "Subsidiary" means a company the financial statements of which are consolidated with those of ABB Ltd.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

  (1)
  default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

  (2)
  default for three Business Days (as defined below) in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

  (3)
  default for three Business Days in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

  (4)
  the guarantee of ABB Ltd is not (or is claimed by ABB Ltd not to be) in full force and effect with respect to the debt securities of such series;

  (5)
  default in the performance, or breach, of any covenant or warranty of the Company or ABB Ltd, as the case may be, in the Indenture or any debt security of that series not covered elsewhere in this section or the guarantee of ABB Ltd, other than a covenant or warranty included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  (6)
  failure by the Company, ABB Ltd or any Material Subsidiary to pay when due, either at final stated maturity (after giving effect to any applicable grace periods), upon redemption, upon exercise of a repurchase right, upon acceleration or otherwise, any indebtedness for money borrowed by the Company, ABB Ltd or any Material Subsidiary in excess of $100 million, principal amount under any bond, debenture, note or other evidence of indebtedness or a default under any such bond, debenture, note or other evidence of indebtedness has resulted in the acceleration prior to final stated maturity of the principal amount thereof in excess of $100 million, in each case, unless such indebtedness is repaid or discharged or such failure or default in respect of such other indebtedness is waived, cured, rescinded, or annulled, in each case within 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

  (7)
  specified events of bankruptcy, insolvency, or reorganization with respect to the Company or ABB Ltd; or

  (8)
  any other Event of Default established for the debt securities of that series.

        As used in this section, unless otherwise specified in the applicable prospectus supplement, "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except in the case of a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

        If an Event of Default specified in clause (7) above occurs, then the principal of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 150 days after the close of each fiscal year, the Company and ABB Ltd, as guarantor, must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers, and Meetings

        The Indenture permits the Company, ABB Ltd, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or related guarantee, or change the Company's or ABB Ltd's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

  •
  adversely affect any right of repayment or repurchase at the option of any holder, or

  •
  release ABB Ltd, as guarantor, from any of its obligations under its guarantee or the Indenture, or

  •
  change any place where, or the currency in which, any debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

        The Indenture also contains provisions permitting the Company, ABB Ltd, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to provide for security of debt securities of any series or add guarantees in favor of debt securities of any series;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series;

  •
  to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

  •
  to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

  •
  to conform the terms of the Indenture, the debt securities of a series or the related guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Company's or ABB Ltd's compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Company's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

  Satisfaction and Discharge

        Upon the Company's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Company and the related guarantee, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Company's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Company's obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

          (A)  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  the Company has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, the Company will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Company may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and ABB Ltd, as guarantor, from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

          (A)  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

          (B)  the obligations to register the transfer or exchange of those debt securities,

          (C)  the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

          (D)  the obligation to maintain an office or agent of the Company in The City of New York, in respect of those debt securities,

          (E)  the obligation to hold moneys for payment in respect of those debt securities in trust, and

          (F)  the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof, or

  •
  to be released from its obligations and to release ABB Ltd, as guarantor, of its obligations with respect to those debt securities under (A) "—Certain Covenants—Negative Pledge," (B) certain covenants in the Indenture related to the preservation of the rights (charter and statutory), licenses and franchises of the Company and ABB Ltd and (C) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Company, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or ABB Ltd, as guarantor, is a party or is bound;

  •
  in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:

  (A)
  the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

    (B)
    since the date of the Indenture, there has been a change in applicable U.S. federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Company shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or ABB Ltd, as guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Company shall have delivered to the Trustee an officers' certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event the Company effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Company would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery

(including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee in The City of New York, currently the office of the Trustee located at 60 Wall Street, MSNYC60-1630, New York, New York 10005.

        Deutsche Bank Trust Company Americas is the trustee under the Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Company or ABB Ltd, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Company or ABB Ltd. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Jurisdiction; Consent to Jurisdiction; Service of Process

        ABB Ltd, as guarantor, has irrevocably submitted to the non-exclusive jurisdiction of any federal court of the United States or court of the State of New York, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the guarantee or the Indenture. ABB Ltd, as guarantor, has irrevocably appointed CT Corporation System acting through its office at 111 8th Avenue, 13th Floor, New York, New York 10011 as its authorized agent for the limited purpose of receiving service of process in any such legal action, suit or proceeding brought in any such court.

Governing Law

        The Indenture, the debt securities and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the Trustee.

LEGAL OWNERSHIP

Street Name Holders

        We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of debt securities. When we refer to the holders of debt securities, we mean only the actual registered holders of those debt securities. In this prospectus, we refer to holding debt securities in accounts at banks or brokers as holding in street name; and we use this term to refer to the holdings of investors that are the ultimate beneficial owners of global securities (as described below under "—Global Securities" as well as the holdings of investors who choose to hold debt securities registered in the name of a bank or broker in the event that the Company exchanges interests in a global security for physical certificates as described under "—Global Securities—Special Situations When A Global Security Will Be Terminated". If you hold debt securities in street name, we will recognize only the depositary, in the case of global securities, or the bank or broker or the financial institution the bank or broker uses to hold its debt securities, in the case of debt securities represented by physical certificates. Intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

  •
  how it handles debt securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle voting if it were ever required;

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  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below, if permitted in the future; and

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

        Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, under the debt securities run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name, either because the debt securities are issued in the form of global securities as described below or because you choose to hold debt securities in that manner. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

  What is a Global Security?

        The debt securities of a series will be issued in the form of one or more global securities. This means the debt securities will be represented by one or more security certificates registered in the name of a financial institution that holds them on behalf of other financial institutions that participate in the book-entry system of the financial institution in whose name the securities are registered. The financial institution that acts as the sole registered holder of a global security is called the depositary. Debt securities in global form are sometimes also referred to as being in book-entry form.

        Unless and until it is exchanged in whole or in part for physical certificates representing debt securities under the circumstances described under "—Global Securities—Special Situations When A Global Security Will Be Terminated," a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        The Company anticipates that global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, and that global securities will be registered in the name of DTC's nominee, Cede & Co. The prospectus supplement relating to an offering of a series of debt securities will identify the depositary for such debt securities.

        Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary (such broker, bank or other financial institution is referred to in this prospectus as a direct participant in the depositary). Transfers of debt securities represented by a global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution that maintains an account with the depositary to the account of another such broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities.

  Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

        If you are an investor in debt securities that are issued in the form of global securities, you should be aware that:

  •
  You cannot get debt securities registered in your own name.

  •
  Except as described below, you cannot receive physical certificates for your interest in the debt securities.

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  You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under "—Street Name Holders."

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  You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

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  The depositary's policies will govern payments, transfers, redemptions, repurchases, exchange, conveyances of notices and other matters relating to your interest in the global security. The depositary has no knowledge of the actual beneficial owners of the debt securities. Its records reflect only the identity of its direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. Payments by direct and indirect participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in street name. We and the Trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the depositary in any way.

  •
  Specifically with regards to DTC:

  •
  In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

  •
  DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date.

  •
  Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the owners of beneficial interests in global debt securities, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank, brokers or financial institution to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled "—Street Name Holders" and "—Direct Holders."

        Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security for any series of debt securities are:

  •
  When the depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as depositary or, if applicable, the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary is not appointed by the Company within 90 days of the notification or of the Company becoming aware of the depositary ceasing to be so registered, as the case may be.

  •
  When the Company determines, in its sole discretion, not to have debt securities of such series represented by global securities.

  •
  When an event of default on the debt securities of such series has occurred and is continuing and the depositary or the Company specifically requests to exchange such global security for physical certificates representing the debt securities of such series. Defaults on debt securities are discussed above under "Description of Debt Securities and Guarantees—Events of Default".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the Trustee, will be responsible for deciding the names of the institutions that will be the initial direct holders. It is expected that the directions given by the depositary in this regard will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

 CLEARANCE AND SETTLEMENT

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking S.A. ("Clearstream, Luxembourg") in Luxembourg and Euroclear Bank S.A./N.V. ("Euroclear") in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade debt securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, redemptions, repurchases, exchange, conveyances of notices and other matters relating to the investor's interest in debt securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect as obtained from sources that we believe to be reliable. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier) and the Banque Centrale du Luxembourg.

  •
  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

        Set forth below are settlement procedures that are applicable to global notes deposited with DTC where Euroclear and Clearstream hold positions in DTC through their sub-custodians who are participants of DTC

Primary Distribution

  Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

        Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

  Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the sub-custodian for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

        The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to the value date which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending upon whether Clearstream, Luxembourg or Euroclear is used.

 TAX CONSIDERATIONS

Taxation in Switzerland

        The applicable prospectus supplement will describe the material Swiss tax considerations relating to the acquisition, ownership and disposition of the debt securities.

U.S. Federal Income Tax Considerations

        The applicable prospectus supplement will describe the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the debt securities.

PLAN OF DISTRIBUTION

        We may offer the debt securities:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers;

  •
  directly to investors; or

  •
  through a combination of such methods of sale.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

        We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of the offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell the offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        If so indicated in the prospectus supplement relating to a particular offering of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        ABB Ltd is a company organized under the laws of Switzerland. Substantially all of ABB Ltd's directors and officers, certain of ABB Finance (USA) Inc.'s directors, and some of the experts named in this prospectus, reside outside the United States. A substantial portion of our assets, and all or a substantial portion of the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us or such persons so that you may enforce judgments of U.S. courts against us or such persons based on the civil liability provisions of the U.S. federal securities laws. In addition, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to enforce, in U.S. courts or outside the United States, judgments obtained against those persons in U.S. courts, to enforce in U.S. courts judgments obtained against such persons in courts in jurisdictions outside the U.S., or to enforce against such persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

        We have further been advised that awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Switzerland. In particular, the enforceability in Switzerland of a foreign judgment rendered against our directors and officers, and some of the experts named in this document, is subject to the limitations set forth in (a) Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of October 30, 2007, (b) such other international treaties under which Switzerland is bound, and (c) the Swiss Federal Act on Private International Law of December 18, 1987, as amended. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if (a) the foreign court had jurisdiction or did consider itself to be competent (depending on the country), (b) the judgment of such foreign court has become final and not capable of appeal or is enforceable in such foreign country (depending on the country), (c) the court procedures leading to the judgment followed the principles of due process of law, (d) the judgment on the merits does not violate Swiss public policy, and (e) from a Swiss perspective, such foreign procedure does not formally or functionally qualify as an insolvency-related, administrative or criminal procedure. This test may limit the enforceability in Switzerland, in original actions or in actions for the enforcement of judgments of U.S. or other non-Swiss courts, of liabilities predicated solely upon the federal or state securities laws of the United States or of such other jurisdictions. In addition, enforceability of a judgment against us by a non-Swiss court in Switzerland may be limited if we can demonstrate service of process was not effective. In general, the enforcement of final judgments of U.S. courts in Swiss courts may be costly and time-consuming and may even be unsuccessful.

 LEGAL MATTERS

        The validity of the debt securities and the guarantees offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York, as to certain matters of U.S. law, and Homburger AG, as to certain matters of Swiss law.

 EXPERTS

        The consolidated financial statements of ABB Ltd appearing in ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2017 and the effectiveness of ABB Ltd's internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young AG, Switzerland, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and ABB Ltd management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing. The office of Ernst & Young AG is located at Maagplatz 1, CH-8005, Zurich, Switzerland.

 WHERE YOU CAN FIND MORE INFORMATION

        ABB Ltd files annual reports with, and furnishes other information to, the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. You may also obtain documents we file with or furnish to the SEC on the SEC's website at www.sec.gov. The SEC's website does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form F-3 relating to the debt securities and guarantee covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document. Any document (or part of it) referred to in this way is considered part of this prospectus from the date that we file that document until the termination of the offering of securities described in the applicable prospectus supplement. We incorporate by reference into this prospectus the following documents or information:

  •
  ABB Ltd's Annual Report on Form 20-F for the year ended December 31, 2017, as filed with the SEC on February 23, 2018, as amended by Amendment No. 1 on Form 20-F/A, as filed with the SEC on March 9, 2018;

  •
  ABB Ltd's Reports on Form 6-K, as filed with or furnished to the SEC on January 11, 2018, February 8, 2018, February 28, 2018 and March 9, 2018; and

  •
  all subsequent annual reports on Form 20-F that ABB Ltd files with the SEC under the Exchange Act as well as any report on Form 6-K filed with or furnished to the SEC by ABB Ltd to the extent the Form 6-K expressly states that it is being incorporated by reference herein, in each case on or after the date of this prospectus and prior to the termination of the offering of securities under the applicable prospectus supplement, will also be deemed to be incorporated by reference in this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in the applicable prospectus supplement or any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

ABB Finance (USA) Inc.
305 Gregson Drive
Cary, North Carolina 27511
Telephone: (901) 252-5843

ABB FINANCE (USA) INC.

$300,000,000 2.800% Notes due 2020

$450,000,000 3.375% Notes due 2023

$750,000,000 3.800% Notes due 2028

Guaranteed as to the Payment of Principal, Premium, if any, and Interest by

ABB Ltd

PROSPECTUS SUPPLEMENT

Citigroup

Credit Suisse

J.P. Morgan

Barclays

HSBC

Morgan Stanley

March 26, 2018